Exhibit 10.17.1

Execution Version

FIRST AMENDMENT TO INVESTMENT AGREEMENT

This First Amendment, dated as of October 21, 2020 (this “Amendment”), to the Investment Agreement (as defined below) is entered into by and among Agilon Health Topco, Inc., a Delaware corporation (the “Company”), and each entity listed on Exhibit A attached hereto, (each, a “Purchaser” and collectively, the “Purchasers”), acting by and through one of Morgan Stanley Investment Management Inc. or Morgan Stanley Investment Management Ltd., as agent and investment adviser to Purchasers. The Company and each Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and the Purchasers are party to the Investment Agreement, dated November 7, 2018 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company issued, and each Purchaser acquired, Common Stock of the Company as set forth therein;

WHEREAS, under Article V of the Investment Agreement, the Purchasers have certain Put Rights;

WHEREAS, under Section 6.1 of the Investment Agreement, the Purchasers and the Company have certain information rights;

WHEREAS, Section 7.9 of the Investment Agreement requires the Company and each Purchaser to agree in writing to any amendments to the Investment Agreement; and

WHEREAS, the Parties desire to amend the Investment Agreement to provide for the expiration of the Put Rights and the information rights set forth in Section 6.1 of the Investment Agreement upon the occurrence of an IPO.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Investment Agreement.

2.    Amendments to the Investment Agreement. As of the date hereof, the Investment Agreement is hereby amended as follows:

(a) Section 5.1 of the Investment Agreement is hereby amended by inserting immediately following the words “If a Liquidity Event occurs after the Closing” the words “and prior to the consummation of an IPO”.

(b) Section 5.2 of the Investment Agreement is hereby amended by inserting immediately following the words “If a Co-Sale Event occurs after the Closing” the words “and prior to the consummation of an IPO”.

(c) Article V of the Investment Agreement is hereby amended to add the section set forth below:

“5.8 Termination. The provisions of Sections 5.1 through 5.6 shall terminate, and be of no further force and effect, immediately upon consummation of an IPO.”

(d) The first sentence of Section 6.1(a) of the Investment Agreement is hereby amended and restated in its entirety as set forth below:

“(a) From and after the Closing and until the earlier to occur of (x) the relevant Purchaser no longer owning any Purchased Shares and (y) the consummation of an IPO, the Company shall deliver to such Purchaser the following information (collectively, “Company Information”):”

(e) Section 6.1(b) of the Investment Agreement is hereby amended by inserting immediately following the words “From and after the Closing” the words “and until the consummation of an IPO,”.

3.    Date of Effectiveness; Limited Effect. This Amendment shall become effective as of the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Investment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties thereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Investment Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other party. On and after the date hereof, each reference in the Investment Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Investment Agreement as amended by this Amendment.

4.    Miscellaneous. Sections 7.3 (Specific Performance), 7.4 (Notices), 7.5 (No Assignment; Binding Effect), 7.6 (Entire Agreement), 7.7 (Confidentiality), 7.9 (Amendments, Supplements, Etc.), 7.10 (Headings and Captions), 7.11 (Counterparts), 7.12 (Governing Law; Jurisdiction; Venue), 7.13 (Further Assurances), 7.14 (Third-Party Beneficiaries) and 7.15 (Severability) of the Investment Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

THE COMPANY: AGILON HEALTH TOPCO, INC.

By:	/s/ Kenneth Bellendir
Name: Kenneth Bellendir Title: Vice President & Secretary

[Signature Page to First Amendment to the Investment Agreement]

PURCHASER:

[Executed by Morgan Stanley Investment Management Inc. on behalf of certain funds and accounts]

[Signature Page to First Amendment to Investment Agreement]